SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  10/31/2006
FILE NUMBER 811-05426
SERIES NO.: 21


72DD. 1. Total income dividends for which record date passed during the period. (000's Omitted)
         Class A                                                     14
      2. Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                                      7
         Class C                                                      7
         Institutional Class                                         35


73A.  Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1. Dividends from net investment income
         Class A                                                 0.0639
      2. Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                                 0.0495
         Class C                                                 0.0495
         Institutional Class                                     0.0686

73C   Other Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
         Other Distributions
         Class A                                                 0.1087
         Class B                                                 0.0842
         Class C                                                 0.0842
         Institutional Class                                     0.1167

74U.  1. Number of shares outstanding (000's Omitted)
         Class A                                                    320
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                    194
         Class C                                                    229
         Institutional                                            1,844


74V.  1. Net asset value per share (to nearest cent)
         Class A                                                 $10.44
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                 $10.42
         Class C                                                 $10.43
         Institutional                                           $10.44